POWER OF ATTORNEY

      The undersigned, as a Section 16 reporting person of Autodesk, Inc. (the
"Company"),
hereby constitutes and appoints Pascal W. Di Fronzo, Alan Smith, Andy Sewell and
Andrew Chew,
and each of them, the undersigned's true and lawful attorney-in-fact to:

1. complete and execute Form ID and Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to
be required or advisable pursuant to Section 16 of the Securities Exchange Act of
1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership,

acquisition or disposition of securities of the Company; and

2. do all acts necessary in order to file such forms with the Securities and
Exchange
Commission, any securities exchange or national association, the Company and such
other person or agency as the attorney-in-fact shall deem appropriate.

      The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall
do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor
is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934 (as amended).
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing
delivered to the Company and the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be
executed as of this 21st day of March, 2018.

Signature: /s/ Karen Blasing

Print Name: Karen Blasing